CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Pre-effective Amendment No. 1 to Registration Statement No. 333-203618 of Arden Sage Multi-Strategy Institutional Fund, L.L.C. on Form N-2 of our reports for Arden Sage Multi-Strategy Institutional Fund, L.L.C. and Arden Sage Multi-Strategy Master Fund, L.L.C., each dated May 27, 2015. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.

New York, New York
July 8, 2015